EXHIBIT 23.2


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                          INDEPENDENT AUDITORS' CONSENT


        We consent to the incorporation by reference in this Registration Statement of Pre-Paid Legal Services, Inc. on Form S-3 of our report dated February 13, 1997, appearing in the Annual Report on Form 10-K of Pre-Paid Legal Services, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Deloitte & Touche LLP
Tulsa, Oklahoma
November 20, 1997